United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2022

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200- A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 210-8535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Registrant’s website: https://pugettechnologies.com/

Section 1 - Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On March 26, 2022, the Registrant entered into a material deﬁnitive agreement not made in the ordinary course of business with its president, chief executive officer, member of and chairman of its board of directors, Hermann Burckhardt (“Mr. Burckhardt”) and concurrently with entry into such agreement, Mr. Burckhardt resigned from all positions with the Registrant. The following is a mutually agreed statement concerning the foregoing:

Hermann Burckhardt, the Registrant’s president, chief executive officer and a member of and the chairman of its board of directors resigned, effective as of March 26, 2022. The terms of his resignation are incorporated in a superseder and termination agreement entered into by Mr. Burckhardt, the Registrant and Qest Consulting Group, Inc., a Colorado corporation (“Qest”) and the Registrant’s “parent”, as that term is defined in Rule 405 of Securities and Exchange Commission (the “Commission”) Regulation C on such date, a copy of which is filed with this current report as exhibit 10.01, with a copy of Mr. Burckhardt’s resignation filed as exhibit 17.01. The following summary is hereby qualified in its entirety by reference to such documents:

The superseder and termination agreement, in material part with reference to the Registrant, provides that Mr. Burckhardt will be immediately assigned all but ten percent of the Registrant’s interest in and to its two current subsidiaries, Now Health Corp., a Florida corporation, and Puget Puerto Rico, Inc., a corporation organized under the laws of the Common wealth of Puerto Rico, but that Mr. Burckhardt will use his best efforts to register the stock retained in such corporations by the Registrant and 20% of the common stock in each such corporation pursuant to Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with the Commission for distribution to the holders of the Registrant’s common stock as of the earliest record date feasible in compliance with the rules and regulations of the Commission and he Financial Industry Regulatory Authority, which will first require that the Registrant become current in all of its reports due to the Commission under the Securities Exchange Act of 1934, as amended (the Exchange Act”).

The agreement also provides that Mr. Burckhardt will resign as an officer and director of Qest and exchange all of his ownership and other interests in Qest for 219,978,410 shares of the Registrant’s common stock theretofore owned by Qest, it being understood by the parties that, in the best interests of the Registrant’s shareholders, such interest in Qest should be made available to the Registrant for use in recruiting a new president and chief executive officer with the capability of raising funds required, first, to bring the Registrant current in its reporting obligations to the Commission, and second, to implement the Registrant’s business development plans.

The agreement also provides that he will immediately turn over all Puget files, records, agreements, etc., to the Registrant’s new management and will forward to such new management any communications, correspondence, etc., pertaining to Puget which comes into his possession or control, with Puget agreeing to do the same with respect to Mr. Burckhardt, Now Health and Puget Puerto Rico.

Finally, the agreement provides for mutual general releases among the parties thereto.

Item 1.02              Termination of a Material Deﬁnitive Agreement.

As heretofore reported in a report of current event on Commission Form 8-K filed on February 25, 2022, the Registrant and its former president, chief executive officer and director, Karen Lynn Fordham (“Ms. Fordham”), entered into a Mediation Settlement Agreement/Confidential Settlement and Release Agreement on February 21, 2022.

The attorney for Ms. Fordham advised legal counsel to the Registrant that if, as required under federal securities laws, a copy of such agreement was filed with the Commission, such agreement would be deemed null and void. The Registrant, in compliance with its obligations under the Exchange Act, filed a copy of such agreement with the Commission but now deems that it has been repudiated by Ms. Fordham and is of no further force and effect. The position of the Registrant with respect to Ms. Fordham is that she failed to comply with her obligations under her employment agreement with the Registrant filed with the Commission on or about August 25, 2021, by failing to perform her fund raining duties, by seeking to appropriate corporate opportunities, and finally, by also her employment agreement in violation of its terms, and thus, is of the opinion that nothing is owed by the Registrant to Ms. Fordham.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2

Section 2 - Financial Information

Item 2.01               Completion of Acquisition or Disposition of Assets.

As indicated in response to Item 101, the Registrant has assigned to Mr. Burckhardt, its former president, chief executive officer and member of and chairman of its board of directors, most of the Registrant’s rights, titles and interest in and to its two subsidiaries, Now Health Corp., a Florida corporation (“Now Health”), and Puget Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Puget Puerto Rico”), in each case, retaining 10” of such corporations’ common stock. The transfers were effected in consideration for Mr. Burckhardt’s agreement to register 20% of each such subsidiaries’ post distribution common stock under Section 5 of the Securities Act for distribution to the holders of the Registrant’s common stock as of the earliest record date available under federal and state securities laws and the rules of the Financial Industry Regulatory Authority (“FINRA”).

In each case, the subject subsidiary has a negative book value and their only assets are business plans, letters of intent and acquisition agreements heretofore reported to the Commission in current reports on Forms 8-K, most if not all of which have lapsed. Consequently, Mr. Burckhardt will have to initiate material operations in each such subsidiary prior to registering any of their securities with the Commission in order to avoid their qualification as corporate “shells” as that term is deﬁned in Rule 12b-2 under the Exchange Act.

Section 3 - Securities and Trading Markets

Item 3.02               Unregistered Sales of Equity Securities.

The transfer of the Registrant’s two subsidiaries to Mr. Burckhardt may be deemed to involve the sale of unregistered securities to Mr. Burckhardt, in which case they would be deemed effected in reliance of Section 4(a)(2) of the Securities Act.

Section 5 -  Corporate Governance and Management

Item 5.01              Changes in Control of Registrant.

The response to Item 101 is hereby incorporated by reference. On Monday, March 28, 2022, Thomas Jaspers, the Registrant’s secretary, treasurer and chief financial officer and the sole remaining member of the Registrant’s board of directors, elected Mr. Albert Mayer Cohen, a Florida resident, as the Registrant’s new president and chief executive officer as well as as a member of the Registrant’s board of directors. Messrs. Jaspers and Cohen have indicated that, as directed by the Registrant’s shareholders at the Registrant’s 2021 annual meeting of shareholders, they will continue a nationwide search for qualified candidates in order to bring membership of the board of directors up to nine persons and to recruit qualified executives as officers.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3

Mr. Cohen has been directed to prioritize raising the funds required to bring the Registrant current in its reports under the Exchange Act and to discharge existing debt, to evaluate the propriety of legal actions against former officers, and, to implement the business plan disclosed in the Registrant’s annual report on Form10-K for the year ended October 31, 2020. He will also consider, after consultations with owners of the businesses involved, whether any heretofore pending acquisitions by the Registrant that do not involve Now Health or Puget Puerto Rico should be followed up. Finally, he will enter into discussions with the Registrant’s current investment bankers as to how recent events impact that relationship, seeking to have it ratified and renewed.

As indicated in Item 101, Qest has used the Qest shares reacquired from Mr. Burckhardt as initial compensation for Mr. Cohen’s anticipated services to the Corporation, consequently, through his new ownership in Qest, Mr. Cohen has indirectly become one of the Registrant’s principal stockholders; however, it is anticipated that the Registrant will also enter into an employment agreement with Mr. Cohen in the near future, specifically defining his rights, duties and compensation, which is expected to be comprised primarily of qualified incentive stock options incentivizing him to develop the Registrant’s business in a profitable manner.

Item 5.02              Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(a)	Resignation of a director: The response to Item 101 is hereby incorporated by reference.

(b)	Resignations of the Registrant’s principal executive oﬃcer, president: The response to Item 101 is hereby incorporated by reference.

(c)	Appointment of new principal executive oﬃcer, president: The response to Item 501 is hereby incorporated by reference.

(d)	Election of new director, except by a vote of security holders at an annual meeting or special meeting convened for such purpose: The response to Item 501 is hereby incorporated by reference.

Mr. Cohen’s biography:

Albert Mayer Cohen, age 63, has served as an officer, director or member of numerous and diverse business enterprises during the past forty years and is conversant in four languages: English, French, Arabic and Hebrew. He has participated in three special acquisition company (SPACs) projects which raised over $200,000,000, assisting them in finding acquisition candidates. Mr. Cohen began his professional career in 1976 with Astar Trading, his family owned wholesale electronics firm where he was responsible for the management and development of an import/export wholesale consumer electronics business which sold electronic products under brand names including Astrasonic, Audiotech and Swan. In 1996 he cofounded AMC Consumer Services LLC, a New York limited liability company in which he remains active. It has evolved as AMC Capital into a financial consulting firm that develops and maintains relationships with major banks, brokerage houses, financial institutions and high net worth individuals and families and provides representation and comprehensive consulting services to small and mid-size public and private corporations, developing and implementing short and long term strategies to maximize revenue and increase shareholders’ value. In 1996 he also cofounded Quarum Capital, LLC, a New York limited liability company and consulting firm in which he remains active assisting private and public companies expand and fund their businesses. In 2003 he joined Zamir Equities, a real estate private equity firm located in New York City which he left in 2006 to found Top Rock Capital, a real estate acquisition and development company (in which he remains active) where he raised the capital necessary to acquire 241 Fifth Avenue in New York City for construction of a twenty story residential condominium building, and, 5 Beekman Place in lower Manhattan for $58 million, part of a much larger $200 million plus project. In 2010, Mr. Cohen, using technology he developed and patented (see listing and descriptions below), cofounded Storm Drain Technologies, LLC, a New Jersey limited liability company (subsequently reorganized as Aqualete Industries, LLC), a company engaged in storm water management, sediment control, dewatering, pre-treatment for site remediation, and groundwater treatment, in which he served as president until 2017. In 2016, he founded Aquablue Capital, LLC, a Delaware limited liability company in which he remains active providing consulting services in the areas of corporate finance, corporate management and mergers and acquisitions. Its objective is to syndicate projects to high net worth families and individuals and their businesses, offering them and their partners select investment options in real-estate projects, investment banking, energy projects and other investment opportunities. During 2021, in addition to his continuing role in Aquablue Capital, LLC, he was elected as a vice president in charge of investor and investment banking relationships for Qest, the Registrant’s parent and was instrumental in obtaining the Registrant’s current investment banking association. Mr. Cohen has filed or co-filed for patents to protect the following inventions. This listing includes patent applications that are pending as well as patents that have already been granted by the United States Patent and Trademark Office:

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4

●	Apparatus, methods, and system for treatment of storm water and waste fluids, Patent number: 9663936. Abstract: A storm water treatment unit comprising a containment vault having an inlet and an outlet separates debris from a flow of storm water through the unit. The water flow is controlled by a wall which directs flow from the inlet to the outlet through a reservoir of fluid in the unit. Debris separation by density occurs whereby lighter elements such as oil float on top of the fluid and heavier elements such as sediment collect at the bottom of the unit or in collectors in the reservoir. A wire mesh, deflector, and/or ripple boards placed beneath the inlet further increase efficiency of the separation, and a vent pipe is placed above the outlet to release pressure built up in the outlet during operation. A storm water treatment system and method of retrofitting an existing storm water trunk line locates the storm water treatment unit in an off-line position from an existing drainage trunk line. Filed: September 9, 2014. Date of Patent: May 30, 2017. Assignee: Storm Drain Technologies, LLC. Inventors: William Robert Hannemann, Albert Mayer Cohen.

●	Construction site water treatment system and methods, publication number: 20160001201. Abstract: A portable fluid treatment apparatus includes a container with an interior wall between the inlet pipe and the outlet pipe which defines a bottom space between the bottom of the wall and the bottom interior surface of the container. A series of collectors in the container direct the flow of the inlet fluid and promote sedimentation from the fluid. The inlet fluid flows under the wall and up to a discharge pipe equipped with a vent. Multiple sedimentation units are connected together in series and mounted on a trailer for transport to a construction site. Type: Application. Filed: July 9, 2015. Publication date: January 7, 2016. Inventors: William Robert Hannemann, Albert Mayer Cohen, James Creech, Michael Hannemann.

●	Construction site water treatment system and methods, Patent number: 9108864. Abstract: A portable fluid treatment apparatus includes a container with an interior wall between the inlet pipe and the outlet pipe which defines a bottom space between the bottom of the wall and the bottom interior surface of the container. A series of collectors in the container direct the flow of the inlet fluid and promote sedimentation from the fluid. The inlet fluid flows under the wall and up to a discharge pipe equipped with a vent. Multiple sedimentation units are connected together in series and mounted on a trailer for transport to a construction site. Type: Grant. Filed: September 6, 2012. Date of Patent: August 18, 2015. Assignee: Storm Drain Technologies, LLC. Inventors: William Robert Hannemann, Albert Mayer Cohen, James Creech, Michael Hannemann.

●	Apparatus, methods, and system for treatment of storm water and waste fluids. Publication number: 20150021250. Abstract: A storm water treatment unit comprising a containment vault having an inlet and an outlet separates debris from a flow of storm water through the unit. The water flow is controlled by a wall which directs flow from the inlet to the outlet through a reservoir of fluid in the unit. Debris separation by density occurs whereby lighter elements such as oil float on top of the fluid and heavier elements such as sediment collect at the bottom of the unit or in collectors in the reservoir. A wire mesh, deflector, and/or ripple boards placed beneath the inlet further increase efficiency of the separation, and a vent pipe is placed above the outlet to release pressure built up in the outlet during operation. A storm water treatment system and method of retrofitting an existing storm water trunk line locates the storm water treatment unit in an off-line position from an existing drainage trunk line. Type: Application Filed: September 9, 2014. Publication date: January 22, 2015. Inventors: William Robert Hannemann, Albert Mayer Cohen.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 5

●	Apparatus, methods, and system for treatment of storm water and waste fluids. Patent number: 8889000. Abstract: A storm water treatment unit comprising a containment vault having an inlet and an outlet separates debris from a flow of storm water through the unit. The water flow is controlled by a wall which directs flow from the inlet to the outlet through a reservoir of fluid in the unit. Debris separation by density occurs whereby lighter elements such as oil float on top of the fluid and heavier elements such as sediment collect at the bottom of the unit or in collectors in the reservoir. A wire mesh, deflector, and/or ripple boards placed beneath the inlet further increase efficiency of the separation, and a vent pipe is placed above the outlet to release pressure built up in the outlet during operation. A storm water treatment system and method of retrofitting an existing storm water trunk line locates the storm water treatment unit in an off-line position from an existing drainage trunk line. Type: Grant. Filed: September 15, 2011. Date of Patent: November 18, 2014. Assignee: Storm Drain Technologies, LLC. Inventors: William Robert Hannemann, Albert Mayer Cohen.

●	Construction site water treatment system and methods. Publication number: 20130068699. Abstract: A portable fluid treatment apparatus includes a container with an interior wall between the inlet pipe and the outlet pipe which defines a bottom space between the bottom of the wall and the bottom interior surface of the container. A series of collectors in the container direct the flow of the inlet fluid and promote sedimentation from the fluid. The inlet fluid flows under the wall and up to a discharge pipe equipped with a vent. Multiple sedimentation units are connected together in series and mounted on a trailer for transport to a construction site. Type: Application. Filed: September 6, 2012. Publication date: March 21, 2013. Applicant: Storm Drain Technologies, LLC. Inventors: William Robert Hannemann, Albert Mayer Cohen, James Creech, Michael Hannemann.

●	Apparatus, methods, and system for treatment of storm water and waste fluids. Publication number: 20130068679. Abstract: A storm water treatment unit comprising a containment vault having an inlet and an outlet separates debris from a flow of storm water through the unit. The water flow is controlled by a wall which directs flow from the inlet to the outlet through a reservoir of fluid in the unit. Debris separation by density occurs whereby lighter elements such as oil float on top of the fluid and heavier elements such as sediment collect at the bottom of the unit or in collectors in the reservoir. A wire mesh, deflector, and/or ripple boards placed beneath the inlet further increase efficiency of the separation, and a vent pipe is placed above the outlet to release pressure built up in the outlet during operation. A storm water treatment system and method of retrofitting an existing storm water trunk line locates the storm water treatment unit in an off-line position from an existing drainage trunk line. Type: Application. Filed: September 15, 201. Publication date: March 21, 2013. Applicant: Storm Drain Technologies, LLC. Inventors: William Robert Hannemann, Albert Mayer Cohen.

The compensation to be paid to Mr. Cohen has not yet been agreed to. It will be considered in conjunction with decisions as to employment agreements with all remaining officers.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 6

Section 8 - Other Events

Item 8.01              Other Events.

Potential litigation:

Actions of the Registrant’s former executive officers other than Mr. Jaspers during the past nine months may result in litigation either by or against the Registrant as a result of legal costs incurred for threatened or potential litigation pertaining to employment matters and minor business debts unpaid during the Registrant’s preceding administrations. However, except for a recently filed action involving a claim for less than $8,000 in conjunction with marketing research related services for Now Health incurred by Ms. Fordham, no actions have been filed.

Failure to file Exchange Act Reports

Because of the management problems experienced by the Registrant during the past year, especially the unwise expenditure of more than $200,000 loaned to the Registrant by Qest under its current revolving loan agreement with the Registrant, it was unable to file its annual report on Form 10-K for the fiscal year ended October 31, 2021 and will be unable to file the quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2022 on a timely basis. Further, it was unable to file, as anticipated, past due reports on Form 10-K for the fiscal years ended October 31, 2015, 2016, 2017, 2018 or 2019 and the quarterly reports for the periods ended January 31, 2016 through July 31, 2020. Mr. Cohen, the Registrant’s new president, chief executive officer and director, has been instructed by the board of directors to make the filing of such reports one of his top initial priorities.

The Registrant’s address, telephone number, email address and website

Hermann Burckhardt, the Registrant’s former president and chief executive officer, has indicated to current management that the Registrant’s address, telephone number, email addresses and website are all in the name of his wife. Mr. Burckhardt and or his wife have cancelled the lease for the premises heretofore used by the Registrant and the Registrant is considering a minimal lease for facilities at the same location and with the same telephone number as a transitional measure. Notwithstanding the exchange of general releases in the superseder and termination agreement filed as an exhibit to this current report, Mr. Burckhardt is insisting that it does not apply with reference to his wife and has insisted on a payment of a little more than $5,000 in order to release the Registrant’s email addresses and website to current management. As the demand was only made during the past two days, the Registrant is evaluating its options and will make and publish a decision shortly.

Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibits ﬁled as a part of this report.

Exhibit Index

Exhibit Number	Description
10	Material contracts: Superseder and termination agreement with Mr. Burckhardt
17	Correspondence on departure of director: Incorporated from exhibit 10.01
21	Subsidiaries of the registrant: None after conveyance of Now Health and Puget Puerto Rico to Mr. Burckhardt.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 7

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.
Date: March 31, 2022
By: /s/Albert Mayer Cohen/s/
Albert Mayer Cohen, President and Chief Executive Officer

By: /s/Thomas Jaspers/s/
Thomas Jaspers, Treasurer, Secretary and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 8